SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

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                              Exchange Act of 1934

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/x/ Soliciting Material Pursuant to ss. 240a-12

                              WELLS FINANCIAL CORP.
                (Name of Registrant as Specified in Its Charter)

                             FINANCIAL EDGE FUND, LP
                                 PL CAPITAL, LLC
                        FINANCIAL EDGE/STRATEGIC FUND, LP
                                   JOHN PALMER
                                 RICHARD LASHLEY
                                 GARY PIHLSTROM
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Contact:

Rick Grubaugh
MalCon Proxy Advisors, Inc.
130 William Street
New York, NY  10038
212-619-4565
rgrubaugh@malconproxy.com




LEADING INDEPENDENT PROXY ANALYSIS FIRM RECOMMENDS THAT SHAREHOLDERS OF WELLS FINANCIAL CORP. (WEFC) VOTE FOR THE PL CAPITAL GROUP BOARD CANDIDATE

The PL Capital Group is pleased to announce that the leading independent proxy analysis firm, Institutional Shareholder Services (ISS), issued a 12 page report on April 4th, which recommended that shareholders of Wells Financial Corp. (symbol:WEFC) should vote for Mr. Gary Pihlstrom, the PL Capital Group's candidate for Wells Financial's Board of Directors, and against the Board candidates nominated by the management of Wells Financial. ISS's recommendation was based upon interviews with the management of Wells, and the PL Capital Group, as well a review of public filings and other relevant information. ISS's report concluded, "Shareholders would be best served by electing the dissident nominee [Mr. Gary Pihlstrom] to Wells Financial board."

ISS is widely recognized as one of the leading independent proxy analysis firms in the country. Their work is relied upon by hundreds of major institutional investment firms throughout the country.

Wells Financial's Annual Meeting is scheduled for April 18th.